SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2002

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York  11714
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

                         On November 4, 2002, Cablevision Systems Corporation (“Cablevision”), Bravo Holding Corporation, Bravo II Holding Corporation, Rainbow Media Group, LLC, National Broadcasting Company, Inc. (“NBC”), NBC-Rainbow Holding, Inc. (“NBC Holdings”) and Applause Acquisition Corporation entered into an Agreement and Plan of Merger and Exchange (the “Exchange Agreement”) pursuant to which, among other things, NBC and NBC Holdings have agreed to acquire from Cablevision its 80% partnership interest in the Bravo programming service and certain related assets in exchange for the shares of Class A common stock of Cablevision and the shares of Rainbow Media Holdings, Inc. (“RMHI”) owned by NBC Holdings and NBC and shares of GE common stock, having an aggregate value expected to be approximately $1,000,000,000 as of the closing of the proposed transaction (the “Exchange”).

                         Upon consummation of the Exchange, which is subject to various conditions set forth in the Exchange Agreement, NBC and NBC Holdings will no longer beneficially own any shares of Class A common stock of Cablevision or shares of RMHI. In addition, the Stockholders’ Agreement, dated as of October 6, 2000, among Cablevision, CSC Holdings, Inc., NBC and NBC Holdings, and the Registration Rights Agreement, dated as of October 6, 2000, between Cablevision and NBC Holdings, will terminate and be of no further force or effect.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	None.
(b)	None.
(c)	99.1	Agreement and Plan of Merger and Exchange, dated as of November 4, 2002, by and between Cablevision Systems Corporation, Bravo Holding Corporation, Bravo II Holding Corporation, Rainbow Media Group, LLC, National Broadcasting Company, Inc., NBC-Rainbow Holding, Inc. and Applause Acquisition Corporation
	99.2	Press Release issued November 4, 2002 by National Broadcasting Company, Inc., Cablevision Systems Corporation and Metro-Goldwyn-Mayer, Inc.

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SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Andrew B. Rosengard

	Name: Title:	Andrew B. Rosengard Executive Vice President - Finance

Dated: November 6, 2002

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Andrew B. Rosengard

	Name: Title:	Andrew B. Rosengard Executive Vice President - Finance

Dated: November 6, 2002

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EXHIBIT INDEX

99.1	Agreement and Plan of Merger and Exchange, dated as of November 4, 2002, by and between Cablevision Systems Corporation, Bravo Holding Corporation, Bravo II Holding Corporation, Rainbow Media Group, LLC, National Broadcasting Company, Inc., NBC-Rainbow Holding, Inc. and Applause Acquisition Corporation

99.2	Press Release issued November 4, 2002 by National Broadcasting Company, Inc., Cablevision Systems Corporation and Metro-Goldwyn-Mayer, Inc.

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